Exhibit 99

	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: JANUARY 23, 2014		(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE SECOND QUARTER ENDED DECEMBER 31, 2013, AND
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Cincinnati, OH; January 23, 2014 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported second quarter net sales of $76,123,000, an increase of 7% as compared to $71,082,000 in the same period of the prior fiscal year;

•	reported second quarter net income of $870,000 or $0.04 per share as compared to a net loss of $(2,450,000) or $(0.10) per share for the same period of the prior fiscal year;

•	reported first half net sales of $156,609,000, an increase of 7% as compared to $145,801,000 in the same period of the prior fiscal year;

•	reported first half net income of $2,735,000 or $0.11 per share as compared to a net loss of $(620,000) or $(0.03) per share for the same period of the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.06 per share payable February 11, 2014 to shareholders of record February 4, 2014

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended December 31			Six Months Ended December 31
	2013	2012	% Change	2013	2012	% Change
Net Sales	$76,123	$71,082	7%	$156,609	$145,801	7%

Operating Income (loss)	$1,511	$(2,709)	n/m	$4,350	$318	n/m

Net Income (loss)	$870	$(2,450)	n/m	$2,735	$(620)	n/m

Earnings (loss) per share (diluted)	$0.04	$(0.10)	n/m	$0.11	$(0.03)	n/m

	12/31/13		6/30/13
Working Capital		$77,353		$76,703
Total Assets		$171,974		$169,179
Long-Term Debt	$	nil	$	nil
Shareholders’ Equity		$142,512		$141,690

LSI Industries Inc. Fiscal 2014 Second Quarter Results
January 23, 2014

Second Quarter Fiscal 2014 Results

Net sales in the second quarter of fiscal 2014 were $76,123,000, an increase of 7% as compared to last year’s second quarter net sales of $71,082,000.  Lighting Segment net sales increased 6.8% to $57,380,000, Graphics Segment net sales increased 23.0% to $12,954,000, Electronic Components Segment net sales decreased 17.9% to $4,073,000 and All Other Category net sales decreased 7.1% to $1,716,000.  In the second quarter of fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation and recorded pre-tax income of $705,000 primarily in the Corporate Administrative expenses, with no comparable item in the second quarter of fiscal 2014.  The Company reported a non-cash $2,141,000 goodwill impairment in the Electronic Components Segment in the second quarter of fiscal 2013, with no corresponding impairment in the second quarter of fiscal 2014.  The fiscal 2014 second quarter net income of $870,000, or $0.04 per share, compares to a fiscal 2013 second quarter net loss of $(2,450,000), or $(0.10) per share.  Earnings per share represents diluted earnings per share.

First Half Fiscal 2014 Results

Net sales in the first half of fiscal 2014 were $156,609,000, an increase of 7% as compared to last year’s first half net sales of $145,801,000.  Lighting Segment net sales increased 6.7% to $116,851,000, Graphics Segment net sales increased 26.7% to $26,962,000, Electronic Components Segment net sales decreased 14.6% to $9,153,000 and net sales of the All Other Category decreased 14.8% to $3,643,000.  In the first half of fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation and recorded pre-tax income of $705,000 primarily in the Corporate Administrative expenses, with no comparable item in the first half of fiscal 2014.  The Company reported a $2,141,000 goodwill impairment in the Electronic Components Segment in the first half of fiscal 2013 with no corresponding impairment in the first half of fiscal 2014.  The fiscal 2014 first half net income of $2,735,000, or $0.11 per share, compares to a fiscal 2013 first half net loss of $(620,000), or $(0.03) per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at December 31, 2013 included current assets of $105.7 million, current liabilities of $28.3 million and working capital of $77.4 million, which includes cash of $10.9 million.  The current ratio was 3.7 to 1.  The Company has shareholders’ equity of $142.5 million, no long-term debt, and borrowing capacity on its commercial bank facilities as of December 31, 2013 of $35 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $35 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.06 per share payable February 11, 2014 to shareholders of record as of February 4, 2014.  The indicated annual cash dividend rate for fiscal 2014 is $0.24 per share.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions, if any.

LSI Industries Inc. Fiscal 2014 Second Quarter Results
January 23, 2014

Company Comments

Robert J. Ready, Chief Executive Officer, commented, "Net sales of solid-state LED lighting products for the second quarter of fiscal 2014 reached a record at $25.5 million as compared to $17.5 million for the same period of the prior fiscal year.  For the second quarter of fiscal 2014 this volume represented 44.5% of the Lighting Segment's total net sales.  This is the highest such percentage in LSI's history.  Clearly, our line of LED products, many of which have been only recently introduced, is receiving outstanding reception with our customers.  This is the case in both our niche markets and the broader commercial / industrial marketplace.  We have additional LED product introductions planned for the third and fourth quarters of this fiscal year and look forward to capitalizing on our leadership position in the LED-driven "lighting revolution" that is upon us.

"We ended the second quarter with a past due backlog (orders that have missed customers’ delivery dates) of approximately $4 million in lighting products.  This sales volume will contribute to the third quarter but, under normal conditions, should have been shipped in the second quarter.  We underestimated the demand for our lighting products and, as a result, experienced manufacturing inefficiencies and higher than normal expenses as we worked to meet the needs of our customers.  This resulted in lower than normal profit margins and caused the past due backlog.  We are rapidly reducing the product backlog and have instituted a number of procedures, made recent capital expenditures, and taken action to improve our manufacturing efficiencies.  We have a razor-sharp focus on improving our gross profit and operating margins as we move into the second half of fiscal 2014.  The demand for our lighting products is there and we need to achieve a higher level of margins and return for our shareholders.  This is a primary objective for fiscal 2014 and beyond.

"Net sales in our Graphics Segment increased to $13.0 million, up 23% from the same period of the prior year.  The operating loss for this business segment was reduced to $275,000, a substantial improvement from the $1.1 million loss for the second quarter of fiscal 2013.  We see an improving environment for our Graphics business, including graphic identification products that contain solid-state LED light sources and LED lighting for signage products.

"We continue to maintain a debt-free and strong balance sheet, and place high value on our cash dividend policy.  I believe that fiscal 2014 promises to be a year of growth for LSI Industries and I look forward to reporting our progress."

LSI Industries Inc. Fiscal 2014 Second Quarter Results
January 23, 2014

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income for the three and six month periods ended December 31, 2012.  Adjusted net income (loss) and earnings (loss) per share, which excludes the impact of goodwill impairment and reversal of a contingent Earn-Out liability, are non-GAAP financial measures.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measurement to the net income reported for the periods indicated.

 (in thousands, except per share data; unaudited)

	Second Quarter
	FY 2014	Diluted EPS	FY 2013	Diluted EPS
Reconciliation of net income (loss) to adjusted net income (loss):

Net income (loss) and earnings (loss) per share as reported	$870	$0.04	$(2,450)	$(0.10)

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	--	--	(511)	(0.02)

Adjustment for goodwill impairment, inclusive of the income tax effect	--	--	1,552	0.06

Adjusted net income (loss) and earnings (loss) per share	$870	$0.04	$(1,409)	$(0.06)

LSI Industries Inc. Fiscal 2014 Second Quarter Results
January 23, 2014

(in thousands, except per share data; unaudited)

	First Half
	FY 2014	Diluted EPS	FY 2013	Diluted EPS
Reconciliation of net income (loss) to adjusted net income:

Net income (loss) and earnings (loss) per share as reported	$2,735	$0.11	$(620)	$(0.03)

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	--	--	(511)	(0.02)

Adjustment for goodwill impairment, inclusive of the income tax effect	--	--	1,552	0.06

Adjusted net income and earnings per share	$2,735	$0.11	$421	$0.02

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, and the results of asset impairment assessments.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

LSI Industries Inc. Fiscal 2014 Second Quarter Results
January 23, 2014

About the Company

Leadership.  Strength.  Innovation.  Those are the key values behind the smart vision upon which LSI Industries Inc. was founded when established in 1976.  Today LSI demonstrates this in our dedication to advancing technology throughout all aspects of our business – in both product solutions and production techniques.  We are committed to American innovation through technology.

We are a vertically integrated manufacturer who combines assimilated technology, design and manufacturing to produce the most efficient, high quality products possible.  We are dedicated to advancing solid-state technology to make affordable, high performance, energy efficient lighting and custom graphic products that bring value to our customers.  In addition, we can provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we offer design support, engineering, installation and project management for custom graphics rollout programs for today’s retail environment.

LSI is proud to be an American company with an American work force, building an American product.  We are a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North America, Latin America, Australia, New Zealand, Asia, Europe and the Middle East.  Our major markets include the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

As we redefine LSI Industries' place in the markets we serve, we will emphasize our commitment to preserving the foundation of a well-managed, financially strong and creatively unique company with even stronger emphasis on a growing technology base.  Through the Leadership, Strength and Innovation that is core to our culture, we move forward continuing our transition to a technology-reliant company with lighting and graphics and the ability to provide the stronger performance our many partners expect.

For further information, contact either Bob Ready, Chief Executive Officer, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

LSI Industries Inc. Fiscal 2014 Second Quarter Results
January 23, 2014

Condensed Consolidated Statements of Operations

 (in thousands, except per
 share data; unaudited)

	Three Months Ended December 31		Six Months Ended December 31
	2013	2012	2013	2012
Net sales	$76,123	$71,082	$156,609	$145,801

Cost of products and services sold	59,366	57,200	120,730	114,048

Gross profit	16,757	13,882	35,879	31,753

Selling and administrative expenses	15,246	14,450	31,529	29,294

Goodwill impairment	--	2,141	--	2,141

Operating income (loss)	1,511	(2,709)	4,350	318

Interest expense (income), net	12	(18)	24	2

Income (loss) before income taxes	1,499	(2,691)	4,326	316

Income tax expense (benefit)	629	(241)	1,591	936

Net income (loss)	$870	$(2,450)	$2,735	$(620)

Income (loss) per common share
Basic	$0.04	$(0.10)	$0.11	$(0.03)
Diluted	$0.04	$(0.10)	$0.11	$(0.03)

Weighted average common shares outstanding
Basic	24,373	24,307	24,363	24,306
Diluted	24,627	24,391	24,530	24,382

Condensed Consolidated Balance Sheets
 (in thousands, unaudited)

	December 31, 2013	June 30, 2013
Current Assets	$105,694	$102,913
Property, Plant and Equipment, net	45,506	45,350
Other Assets	20,774	20,916
	$171,974	$169,179

Current Liabilities	$28,341	$26,210
Long-Term Debt	--	--
Other Long-Term Liabilities	1,121	1,279
Shareholders’ Equity	142,512	141,690
	$171,974	$169,179